CONSULTING AGREEMENT

This Consulting Agreement (the "**Agreement**") is made and entered into as of March 1, 2015 by and between DiMi Telematics International, Inc. (the "**Company**") and Roberto Fata, an individual residing at ____________ (the "**Consultant**"). As used herein, the "**Effective Date**" of this Agreement shall mean March 15, 2015.

WHEREAS, the Company desires to engage Consultant to provide certain consulting services, and Consultant is willing to be engaged by the Company to provide such services, on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purpose. The Company hereby engages Consultant for the term specified in Paragraph 2 hereof to render consulting advice and other consideration to the Company relating to the matters set forth on Schedule I hereto upon the terms and conditions set forth herein.

2. Effective Date and Term. The term of this Agreement shall commence on the Effective Date and shall continue through March 15, 2020 (the "**Term**").

3. Duties of Consultant. During the Term of this Agreement, the Consultant shall provide the Company with the services set forth in Paragraph 1 above and such additional services as are reasonably requested by the Company's management and Board of Directors, provided that Consultant shall not be required to undertake duties not reasonably within the scope of this Agreement.

4. Payment. For the Services to be rendered by Consultant pursuant to this Agreement, the Company agrees to issue to Consultant 750,000 shares of restricted Company common stock upon execution of this Agreement. Except as set forth herein, the Consultant will not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment or pension payments, made available to employees of the Company. Consultant shall pay all taxes incurred while performing the Services under this Agreement, including all applicable income taxes, capital gains and self-employment (Social Security) taxes. Under no circumstances will the Company: (i) make FICA payments on Consultant's behalf; or (ii) make state or federal unemployment compensation contributions on Consultant's behalf.

5. Termination. Notwithstanding anything to the contrary set forth in Section 2 hereof, the Company may, in its discretion and at its option, terminate this Agreement at any time, which termination shall be effective immediately.

6. Compliance with Law. Consultant will comply with all laws, rules and regulations related to his activities on behalf of the Company pursuant to this Agreement. Consultant acknowledges that he is aware that the federal securities laws restrict trading in the Company's securities while in possession of material non-public information concerning the Company. Consultant acknowledges that with respect to any Company securities now or at any time hereafter beneficially owned by Consultant or any of his affiliates, that he will refrain from trading in the Company's securities while he or any such affiliate is in possession of material non-public information concerning the Company, its financial condition, or its business and affairs or prospects.

7. Company Information. Consultant recognizes and acknowledges that by reason of Consultant's retention by and service to the Company before, during and, if applicable, after the Term, Consultant will have access to certain confidential and proprietary information relating to the Company's business, which may include, but is not limited to, trade secrets, trade "know-how," product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information relating to the field of in which the Company is actually engaged in research, development, collaboration or sales at the time of such disclosure (collectively referred to as "**Confidential Information**"). Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that it will not, unless expressly authorized in writing by the Company, at any time during the Term use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Consultant's duties for the Company and in a manner consistent with the Company's policies regarding Confidential Information. Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, it will not use any Confidential Information or divulge or disclose any Confidential

Information to any person, firm or corporation, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Consultant to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Consultant's possession during the Term shall remain the property of the Company. Except as required in the performance of Consultant's duties for the Company, or unless expressly authorized in writing by the Company, Consultant shall not remove any written Confidential Information from the Company's premises, except in connection with the performance of Consultant's duties for the Company and in a manner consistent with the Company's policies regarding Confidential Information. Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant's possession.

8. Independent Contractor. Consultant shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

9. Conflict of Interest. The Consultant and the Company hereby agree that there is no conflict of interest in connection with the retention by the Company of the Consultant pursuant to this Agreement.

10. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

11. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Consultant and the assigns and successors of Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Consultant (except by will or by operation of the laws of intestate succession or by Consultant notifying the Company that cash payment be made to an affiliated investment partnership in which Consultant is a control person) or by Company, except that Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of Company, if such successor expressly agrees to assume the obligations of Company hereunder.

12. Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) one (1) business day after being mailed with a nationally recognized overnight courier service, or (c) three (3) business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at:

If to the Company, to:

DiMi Telematics International, Inc.
290 Lenox Avenue, Second Floor
New York, NY, 10027
Attn: Barry Tenzer
Tel: (855) 633-3738

If to the Consultant, to:

Roberto Fata

____
____
Tel: ________________
Fax: ________________

13. Entire Agreement; Amendments. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

14. Severability. The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

15. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto each hereby submits herself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of New York.

16. Headings. The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures evidenced by facsimile transmission will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

CONSULTANT

Roberto Fata

DIMI TELEMATICS INTERNATIONAL, INC.

By: Barry Tenzer
Name: Barry Tenzer
Title: Chief Executive Officer

SCHEDULE I

The Consultant shall provide the Company with office space for a term of five (5) years having commenced as of August 31, 2014 and ending August 31, 2019. The office space shall be 1881 square feet (33' x 57'), at a value of $30 per square foot.